EXHIBIT 10.21


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 4 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 4 HEREOF.


                                 SENIOR  NOTE


Original Issuance Date:January 31, 2007
Amendment and Restatement Date:April 1, 2008

Note No.:  NVAM -001                                             $17,908,013.11

FOR VALUE RECEIVED, SOUTH TEXAS OIL COMPANY, a Nevada corporation (the "COMPANY"), hereby promises to pay to The Longview Fund, L.P., a California limited partnership, or its registered assigns (the "HOLDER") the principal amount of Seventeen Million Nine Hundred Eight Thousand Thirteen and 11/100 United States Dollars ($17,908,013.11) (the "INITIAL PRINCIPAL AMOUNT") when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest ("INTEREST") on the unpaid principal balance hereof on each Interest Payment Date (as defined in the Appendix hereto) and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, (i) from (and including) the Original Issuance Date to (but not including) the Amendment and Restatement Date at the Original Interest Rate (as defined in the Appendix hereto), and (ii) from (and including) the Amendment and Restatement Date through and including the Maturity Date at the Applicable Interest Rate (as defined in the Appendix hereto). Interest on this Note is payable on each Interest Payment Date and on the Maturity Date, if applicable, or if earlier, upon acceleration or redemption pursuant to the terms hereof, and such Interest shall accrue from and after the Issuance Date (as defined in the Appendix hereto) and shall be computed on the basis of a 365-day year and actual days elapsed. Interest shall be payable in cash in accordance with the foregoing sentence and Section 5.

This Note is being issued in connection with the Securities Purchase Agreement (as defined in the Appendix hereto), pursuant to which, among other things, each of the Company, the Holder and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (together with the Holder, the "HOLDERS") agreed to amend and restate that certain Revolving Credit Note, dated January 31, 2007, in an original aggregate amount of Fifteen Million Dollars ($15,000,000.00), which Revolving Credit Note was first amended and restated as set forth in that certain First Amendment to Loan Agreement and Revolving Credit Note, dated September 25, 2007 (the "FIRST AMENDMENT"), pursuant to which the principal amount was increased to Thirty Million Dollars ($30,000,000) (such Revolving Credit Note as amended by the First Amendment, the "REVOLVING NOTE").

      (1) Certain Defined Terms. Each capitalized term used and not otherwise defined in this Note shall have the meaning ascribed to such term in the Appendix hereto (or incorporated by reference therein), and the meaning of each such term is incorporated herein by this reference.

      (2) Payments of Principal and Interest. All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Interest shall be paid quarterly in arrears on each Interest Payment Date and on the Maturity Date. Any amount that is not paid when due shall bear interest at the Default Rate from the date such amount is initially due until the same is paid in full. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall be due instead on the next succeeding Business Day and interest thereon shall be payable at the Applicable Interest Rate.

      (3)   Principal Payments.

            (a) On the Maturity Date. If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date, respectively, to the Holder, by wire transfer of immediately available funds, of an amount equal to such Principal and the related Interest Amount, together with all other amounts payable under this Note or the Securities Purchase Agreement.

            (b)   Optional Early Redemption by Company.

                  (i) General. At any time, and from time to time, after the Issuance Date, the Company shall have the right to redeem some or all of the Principal (a "COMPANY EARLY REDEMPTION") by delivering to the Holder written notice (the "COMPANY EARLY REDEMPTION NOTICE") at least five (5) Business Days prior to the date selected by the Company for such Company Early Redemption. Any Company Early Redemption shall be for an amount in cash equal to the sum of (such sum, the "AGGREGATE EARLY REDEMPTION AMOUNT"):

                        (A) the Principal then being redeemed and prepaid by the Company on the Company Early Redemption Date (as defined below) pursuant to this Section 3(b) (the "EARLY REDEMPTION PRINCIPAL AMOUNT");

                        (B) the Interest Amount with respect to such Early Redemption Principal Amount as of the applicable prepayment date (the "EARLY REDEMPTION INTEREST AMOUNT" and together with any Early Redemption Principal Amount, the "EARLY REDEMPTION PRINCIPAL AND INTEREST AMOUNT"), which date shall be the date on which the Company Early Redemption will occur (the "COMPANY EARLY REDEMPTION DATE"); and

                        (C) the Redemption Premium with respect to the Early Redemption Principal Amount as of the Company Early Redemption Date.

                        The Company Early Redemption Notice shall state:

                        (D)   the Company Early Redemption Date;

                        (E)   the Aggregate Early Redemption Amount; and

                        (F) that the Company is simultaneously redeeming the same percentage of the outstanding principal balance of each Other Note of the same Series as this Note.

      For purposes hereof, any Notes having the same Issuance Date shall be deemed to be the same "SERIES"). A Company Early Redemption Notice shall be irrevocable by the Company. The failure of the Company to pay the Aggregate Early Redemption Amount in full on the Company Early Redemption Date stated in such notice shall constitute an Event of Default. Any portion of the Aggregate Early Redemption Amount not paid on the Company Early Redemption Date shall bear interest at the Default Rate until paid in full.

                  (ii) Mechanics of Company Early Redemption. If the Company has delivered a Company Early Redemption Notice in accordance with
      Section 3(b)(i), then, on the Company Early Redemption Date, the Company shall pay the Aggregate Early Redemption Amount in cash by wire transfer of immediately available funds to an account designated by the Holder. Notwithstanding anything contained herein to the contrary, (A) the Company shall not effect any Company Early Redemption unless it is simultaneously redeeming the same percentage of the outstanding principal balance of each Other Note of the same Series as this Note, and (B) no Company Early Redemption Notice shall contain any material non-public information regarding the Company or any of the Subsidiaries.

      (1) Surrender of Note. Notwithstanding anything to the contrary set forth in this Note, upon any redemption of the Principal of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid and the related Interest Amount and all other obligations payable under this Note (including any other amounts due under this Note) have been paid in full. The Register (as defined in Section 14 hereof) shall show the principal amount redeemed and the date(s) of such redemptions, so as not to require physical surrender of this Note upon each such redemption The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following redemption of any portion of this Note, the Principal may be less than the principal amount stated on the face hereof.

      (2) Interest. Interest shall be payable by the Company, on each Interest Payment Date and at the Maturity Date, to the record Holder of this Note on such Interest Payment Date by wire transfer of immediately available funds. Any accrued and unpaid Interest which is not paid within three (3) Business Days of such accrued and unpaid Interest's Interest Payment Date shall bear interest at the Default Rate from such Interest Payment Date until the same is paid in full.

      (3)   Voting  Rights.   The  holders  of  the  Notes shall have no voting
rights, except as required by law and as expressly provided in this Note.

      (4)   Defaults and Remedies.

            (a)   Events of Default.  An "EVENT OF DEFAULT" means:

                        (i) Any default in payment of (A) any Principal on any of the Notes or (B) any Aggregate Early Redemption Amount, when and as due;

                        (ii) Any default in payment of any Interest Amount or any other amount due that is not included in an amount described in the immediately preceding clause (i) and that is not cured within three (3) Business Days from the date such Interest Amount or other amount was due;

                        (iii) Any  failure  by the Company, for a period of ten
            (10) consecutive days (after giving effect to any grace period set forth in the Securities Purchase Agreement or other Transaction Document relating to any such breach), to comply with any other provision of this Note in all material respects;

                        (iv) Any default in payment of at least $250,000, individually or in the aggregate, under or acceleration prior to maturity of, or any event or circumstances arising, such that any Person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $250,000 by the Company or any of the Subsidiaries, or for money borrowed, the repayment of at least $250,000 of which is guaranteed by the Company or any of the Subsidiaries, whether such indebtedness or guarantee now exists or shall be created hereafter;

                        (v) The Company or any of the Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order;
            (C) consents to the appointment of a Custodian of it or any of the Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; (E) admits in writing that it is generally unable to pay its debts as the same become due; or (F) takes any action for the purpose of effecting any of the foregoing;

                        (vi)  An   involuntary  case  or  other  proceeding  is
            commenced directly against the Company or any of the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of thirty (30) days, or an order of relief is entered against the Company or any of the Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect;

                        (vii) The Company or  any of the Subsidiaries that is a
            party thereto breaches any covenant or other term or condition of the Security Documents (after giving effect to any grace period set forth in such Security Documents relating to any such breach);

                        (viii)The Company or any of the  Subsidiaries  breaches
            any covenant or other term or condition of the Securities Purchase Agreement, or any other Transaction Documents (other than this Note, or any of the Security Documents or Section 2, Section 5(t) or Section 6 of the Securities Purchase Agreement); provided, that in the case of a breach of a covenant or other term that is curable and would not otherwise constitute an Event of Default under any other subparagraph of this Section 7(a), such breach continues for ten (10) or more consecutive days without being cured (after giving effect to any grace period set forth in the Securities Purchase Agreement or other Transaction Document relating to any such breach);

                        (ix) The Company breaches, or otherwise does not comply with, any of the provisions of Section 2, Section 5(t) or
            Section 6 of the Securities Purchase Agreement, including, the Company's failure to deliver an Officer's Certificate pursuant to
            Section 6(t)(ii) of the Securities  Purchase  Agreement within five
            (5) days of the date such Officer's Certificate is required to be delivered pursuant to Section 6(t)(ii) thereof, or any Officer's Certificate delivered to the Holder does not contain any of the information required to be included therein pursuant to Section 6(t)(ii) of the Securities Purchase Agreement, or any of the information contained in any Officer's Certificate delivered to the Holder is not true, correct and complete in all material respects;

                        (x) The breach by the Company of the terms of any subordination agreement to which it is a party relating to the subordination of any Indebtedness to this Note;

                        (xi) One or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company and/or any of the Subsidiaries involving, in the aggregate, a liability as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed, pending appeal for a period of thirty (30) days after the entry thereof;

                        (xii) There shall occur a Change of Control;

                        (xiii)There  shall  occur  a  Financial  Covenant  Test
            Failure;

                        (xiv) Any  representation,  warranty,  certification or
            statement made by the Company or any of the Subsidiaries in the Securities Purchase Agreement, this Note, the Security Documents or any other Transaction Documents or in any certificate delivered pursuant to any such Transaction Document is incorrect in any material respect when made (or deemed made);

                        (xv) Any Lien created by any of the Security Documents shall at any time fail to constitute a valid first priority perfected Lien on all of the Collateral purported to be secured thereby;

                        (xvi) Any change in  the  condition  or  affairs of the
            Company or the Subsidiaries (financial or otherwise) which would have a Material Adverse Effect; or

                        (xvii)The Company fails to file, or is determined to have failed to file, in a timely manner any Periodic Report or Current Report (other than a Current Report that is required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a) or
            5.02(e) of Form 8-K as in effect on the Issuance Date) required to be filed with the SEC pursuant to the 1934 Act, or the Company fails to disclose the Daily Barrel Average for the calendar quarter covered by such Periodic Report (or, in the case of an Annual Report on Form 10-K, for the Company's fourth fiscal quarter) or such Periodic Report is not true, correct and complete in all material respects.

Within two (2) Business Days after the occurrence of any Event of Default, the Company shall deliver written notice thereof to the Holder and, contemporaneously, Publicly Disclose such occurrence and the remedies available to the holders of the Notes.

            (b)   Remedies.  If an Event of Default occurs  and  is continuing, the Holder may declare all of this Note, including all amounts payable hereunder (the "ACCELERATION AMOUNT"), to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 7(a) above, all amounts payable hereunder immediately shall become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note, the Security Documents and the other Transaction Documents, such unpaid amounts shall bear interest at the Default Rate, and any payment of Principal prior to the scheduled maturity thereof as a result of acceleration under this Section 7(b) shall be accompanied by the Redemption Premium in respect thereof. Nothing in this Section 7 shall limit any other rights the Holder may have under this Note, the Security Documents or the other Transaction Documents.

      (1) Vote to Change the Terms of the Notes. The written consent of the Company and the Holders representing at least a majority of the Aggregate Notes Principal Balance shall be required in order to affect any amendment, waiver or other modification of any of the Notes, and upon receipt of such consent, each Note shall be amended thereby; provided, however, that no change may be made to the Principal, Applicable Interest Rate, or Maturity Date of any Note without the consent of the Holder thereof.

      (2) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a replacement Note of like tenor and date.

      (3) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      (4) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holders pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.

      (5) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      (6) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given and deemed received in accordance with Section 12(f) of the Securities Purchase Agreement.

      (7) Transfer of this Note and Note Register. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of Section 3(f) of the Securities Purchase Agreement, without the consent of the Company. The Holder shall promptly provide notice to the Company of the name and address of the assignee or transferee and the Principal Amount of Notes assigned or transferred, as applicable. The Company shall maintain, at one of its offices in the United States, a register for the recordation of the names and addresses of each holder of the Notes, and the principal amount of the Notes owed to each such holder pursuant to the terms hereof and of the Other Notes from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Company, the Collateral Agent and the Holder shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the Holder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Collateral Agent and any holder of the Notes, at any reasonable time and from time to time upon reasonable prior notice. The Notes are intended to be obligations in "registered form" for purposes of Sections 871 and 881 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and the provision of this Note shall be interpreted consistently therewith. Notwithstanding anything to the contrary contained in this Section 14, each such assignee or transferee, upon becoming the Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Amended and Restated Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to Collateral Agent a written Joinder to the Amended and Restated Security Agreement and other Security Documents.

      (8) Payment of Collection, Enforcement and Other Costs. Without limiting the provisions of the Securities Purchase Agreement and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding, or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys' fees and disbursements.

      (9) Cancellation. After all Principal, Interest and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled and deemed surrendered to the Company for cancellation. Additionally, the Holder shall deliver the original Note to the Company, which shall be cancelled by the Company and shall not be reissued.

      (10)  Note  Exchangeable  for   Different   Denominations.    Subject  to
Section 4, in the event of a redemption of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender.

      (11)  Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any of the Subsidiaries under this Note, the Securities Purchase Agreement, the Security Documents or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of the Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then:

                        (i) The sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 18(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made;

                        (ii) The Company or such Subsidiary, as applicable, shall make such deductions; and

                        (iii) The Company  or  such Subsidiary shall timely pay
            the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Indemnification by the Company. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes imposed upon the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of the Subsidiaries under any of the Notes, the Securities Purchase Agreement, the Security Documents and the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this
Section 18) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Holder shall provide the Company reasonably prompt notification of the assessment and pay the Indemnified Taxes to the Governmental Authority promptly following receipt of indemnification therefor from the Company. A certificate of the Holder as to the amount of such payment or liability under this Section 18 shall be delivered to the Company within one (1) year of the payment of Indemnified Taxes by the Holder and shall be conclusive absent manifest error.

            (c) Refunds. If the Holder receives a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 18, it shall, within thirty (30) days from the date of such receipt, pay over such refund to the Company (but only to the extent of additional amounts paid by the Company under this Section 18 with respect to the Indemnified Taxes giving rise to the refund), net of all reasonable out-of-pocket expenses of the Holder and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Holder, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Holder in the event the Holder is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Holder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other person.

            (d) Certificates. A Holder that is a U.S. person for U.S. federal income tax purposes will provide the Company with all clearance certificates and completed and executed Internal Revenue Service Form W-9's or valid substitutions thereof, or similar documents that may be required under applicable law to relieve the Company of any obligation to withhold or escrow any portion of the amounts paid under this Note, reasonably promptly following the reasonable written request therefor by the Company. On or prior to the Issuance Date, a Holder that is not a U.S. person for U.S. federal income tax purposes will provide the Company with all appropriate clearance certificates and completed and executed Internal Revenue Service Form W-8BENs, W-8ECIs and/or W-8IMYs, as applicable, or valid substitutions thereof, or similar documents that may be required under applicable law to relieve the Company of any obligation to withhold or escrow any portion of the amounts paid under this Note.

      (1) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Security Documents, the Securities Purchase Agreement and the other Transaction Documents.

      (2) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

      (3) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      (4) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words "hereof," "herein" and words to similar effect refer to this Note in its entirety, and (d) the use of the word "including" in this Note shall be by way of example rather than limitation.

      (5) Signatures. In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder. At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

                         SIGNATURE PAGE TO SENIOR NOTE



IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.


                                   SOUTH TEXAS OIL COMPANY,
                                   a Nevada corporation



                                   By:     ___________________________
                                   Name:   Scott Zimmerman
                                   Title:  Chief Executive Officer




60626882

                                   APPENDIX

                             CERTAIN DEFINED TERMS



      Capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement, dated as of April 1, 2008, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the "SECURITIES PURCHASE AGREEMENT"). For purposes of this Note, the following terms shall have the following meanings:

      "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "AGGREGATE  NOTES   PRINCIPAL   BALANCE"   means,   as  of  any  date  of
determination, the aggregate outstanding principal amount of all the Notes as of such date.

      "AMENDMENT AND RESTATEMENT DATE" mean April 1, 2008.

      "APPLICABLE INTEREST RATE" means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.

      "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors.

      "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

      "CHANGE OF CONTROL" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate); or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than a majority of the outstanding Common Stock.

      "COLLATERAL AGENT" has the meaning ascribed to such term in the Amended and Restated Security Agreement.

      "CURRENT REPORT" means a current report on Form 8-K under the 1934 Act.

      "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "DEFAULT RATE" means the percent per annum rate equal to the sum of (i) the Interest Rate plus (ii) 5.00 percent (i.e., 500 basis points).

      "DOLLARS" or "$" means U.S. Dollars.

      "EXCLUDED TAXES" means, with respect to the Holder, or any other recipient of any payment made or to be made by or on account of any obligations of the Company or any of the Subsidiaries under the Notes, the Securities Purchase Agreement or under any other Transaction Document, income or franchise taxes imposed on (or measured by) such recipient's net income by any jurisdiction under which such recipient is organized or in which its principal offices are located.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

      "INDEMNIFIED TAXES" means taxes other than Excluded Taxes.

      "INTEREST AMOUNT" means as of any date, with respect to any of the Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.

      "INTEREST PAYMENT DATE" means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on July 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date.

      "INTEREST RATE" means twelve and one-half percent (12.50%) per annum.

      "ISSUANCE DATE" means January 31, 2007.

      "MATURITY DATE" means December 31, 2009.

      "NOTES" means, collectively, this Note and all Other Notes issued by the Company pursuant to the Securities Purchase Agreement on the Issuance Date and on any Additional Closing Date, and all notes issued in exchange or substitution therefor or replacement thereof.

      "ORIGINAL INTEREST RATE" means the "prime rate" published in The Wall Street Journal from time to time, plus four percent (4%), which shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be computed as of the first Business Day of each calendar quarter. Notwithstanding the foregoing, the Original Interest rate shall not be less than eight percent (8%).

      "OTHER NOTES" means all of the senior notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all Notes issued in exchange or substitution therefor or replacement thereof.

      "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a Governmental Entity or any other legal entity.

      "PRINCIPAL" means the outstanding principal amount of this Note as of any date of determination.

      "PUBLIC DISCLOSURE" or "PUBLICLY DISCLOSE" means the Company's public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

      "REDEMPTION  PREMIUM"  means,  with  respect  to  any  Early   Redemption
Principal and Interest Amount, twenty percent (20%) of any such Early Redemption Principal and Interest Amount.

      "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

      "U.S." means the United States of America.











                                 Appendix -